UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549
                                 _______________


                                    FORM  8-K


                                 CURRENT  REPORT

                     Pursuant  to  Section  13  or  15(d)  of  the
                         Securities  Exchange  Act  of  1934


         Date  of  Report  (Date  of earliest event reported):  December 7, 2004

                              ____________________

                         Commission  File  Number  0-22935


                             PEGASUS  SOLUTIONS,  INC.
             (Exact  name  of  registrant  as  specified  in  its  charter)



                   DELAWARE                               75-2605174
       (State  or  other  jurisdiction  of                    (I.R.S.  Employer
      incorporation  or  organization)                    Identification  No.)


    CAMPBELL  CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address  of  principal  executive  office)
                                   (Zip  Code)


       Registrant's  telephone  number,  including  area  code:  (214)  234-4000

ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

Effective December 7, 2004, the Compensation Committee of the Board of Directors of Pegasus Solutions, Inc. ("Pegasus") approved an increase in the non-employee Audit Committee member annual retainer fee to $5,000 per member and $10,000 for the chairman. Prior to the increase, the non-employee Audit Committee member annual retainer fee was $3,000 per member and $5,000 for the chairman.

On December 7, 2004, the Compensation Committee of the Board of Directors of Pegasus approved a ten percent increase in the annual base salary for Susan K. Cole, Executive Vice President and Chief Financial Officer, with an annual cash bonus not to exceed sixty percent of annual base salary, effective January 1, 2005.

On December 7, 2004, the Compensation Committee of the Board of Directors of Pegasus approved the appointment of Robert J. Boles, Jr., age 45, as Chief Operating Officer and, effective January 1, 2005, approved an increase in Mr. Boles' annual base salary to $300,000 per year. Mr. Boles had previously served as Executive Vice President, Sales and Marketing of Pegasus since May 2003.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 7, 2004, the Compensation Committee of the Board of Directors of Pegasus approved the appointment of Robert J. Boles, Jr., age 45, as Chief Operating Officer and, effective January 1, 2005, approved an increase in Mr. Boles' annual base salary to $300,000 per year. Mr. Boles had previously served as Executive Vice President, Sales and Marketing of Pegasus since May 2003. From March 2000 to May 2003, Mr. Boles served as President of AimNet Solutions, an information technology network professional and managed services company. From October 1982 through March 2000, Mr. Boles served in various capacities at AT&T Global Network Services and its predecessor, IBM Global Services, a global business solutions company, most recently as Vice President of Sales and Support from January 1999 through March 2000.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    PEGASUS  SOLUTIONS,  INC.


December  13,  2004                                    /s/  SUSAN  K.  COLE
                                                    ----------------------------
                                                    Executive Vice President and
                                                    Chief  Financial  Officer